Exhibit 99.1

DELCATH ANNOUNCED CHANGES TO BOARD OF DIRECTORS

Pharma Industry Veterans Laura A. Brege and Tasos G. Konidaris Join Delcath Board; Robert Ladd to Retire

New York, NY – July 9, 2012 – Delcath Systems, Inc. (NASDAQ: DCTH), a specialty pharmaceutical and medical device company focused on oncology, announced today the appointment of pharmaceutical industry veterans Laura A. Brege and Tasos G. Konidaris to the Company’s expanded Board of Directors, and the retirement of Robert B. Ladd, member of the Company’s Board of Directors since 2006. Mr. Ladd’s resignation became effective as of July 3, 2012, and the appointment of the new directors became effective as of July 5, 2012. The changes increase the size of the Board of Directors from seven to eight. Both Ms. Brege and Mr. Konidaris will serve as Class I directors with terms expiring at the 2013 annual stockholder meeting.

Ms. Brege brings more than 30 years of experience in biotechnology and venture capital sectors to the Board. She has successfully led the strategic expansion of companies and been part of developing and implementing the worldwide commercial strategy to prepare for the launch of a new drug. Mr. Konidaris has more than 20 years of finance and operational experience in the global pharmaceutical, medical technology and business information industries.

“Laura Brege and Tasos Konidaris possess significant financial and health care backgrounds, making them strong additions to our board,” said Dr. Harold S. Koplewicz, Chairman of Delcath’s Board of Directors. “Their experience with global product launches and partnership development together with their track record of increasing shareholder value will be invaluable assets to us as we continue to expand our commercialization efforts for our Hepatic CHEMOSAT® Delivery System globally.”

Robert Ladd was an early champion of the potential of chemosaturation therapy, first as a Delcath investor and as a member of the Delcath Board of Directors since 2006. From his position on the Delcath Board, Mr. Ladd played a pivotal role in attracting pharmaceutical and medical device industry veterans to the Board and management team. In addition to his work with Delcath, Mr. Ladd has had a distinguished career as an investment manager, and he currently serves as CEO and a director of MGT Capital Investments.

“We thank Rob Ladd for his many contributions to Delcath” Dr. Koplewicz added. “Rob’s wise counsel has been critical to the realization of chemosaturation therapy’s potential, and to Delcath’s transition to a fully commercial enterprise.”

Laura A. Brege

Most recently, Ms. Brege served as Executive Vice President of Corporate Affairs at Onyx Pharmaceuticals, a global biopharmaceutical company engaged in the development and commercialization of innovative therapies for improving the lives of people with cancer. During her six-year tenure at Onyx, Ms. Brege held a number of senior management positions, including Chief Operating Officer during which time she led the U.S. commercial team. The team launched Nexavar® (sorafenib), an oral drug in two indications, kidney cancer in 2006 and liver cancer in 2007. Ms. Brege also led the company’s partnership with Bayer AG on the worldwide development and commercialization of Nexavar®, which delivered global sales of more than $1 billion in 2011, up from $165 million in 2006.

Prior to joining Onyx, Ms. Brege held a number of positions, including General Partner of Red Rock Management, a venture capital firm, Senior Vice President and Chief Financial Officer of COR Therapeutics, a biotechnology company focused on cardiovascular disease, CFO of Flextronics, Inc, a global technology company and Treasurer of The Cooper Companies, a diversified medical products company. She currently serves on the boards of Acadia Pharmaceuticals and Pacira Pharmaceuticals, as well as the Foundation Board of Ohio University. Ms. Brege received her Master’s in Business Administration from the University of Chicago and her undergraduate degrees in Economics and Political Science from Ohio University, Honors Tutorial College, where she graduated summa cum laude.

Tasos G. Konidaris

Currently, Mr. Konidaris serves as Senior Vice President and Chief Financial Officer at Ikaria Inc., a company focused on bringing therapeutics to critically ill patients. At the company, Mr. Konidaris leads the finance function, focusing on developing strategies to maximize profitable growth, return of capital to shareholders, and ensuring financial controls and compliance in support of long-term growth strategy. Prior to joining Ikaria Inc., Mr. Konidaris served in several senior positions at Dun & Bradstreet Corporation (D&B), including Senior Vice President and Chief Financial Officer, and Principal Accounting Officer. While at D&B, Mr. Konidaris was instrumental in overseeing the finance function of this $1.7 billion global, publically traded corporation.

Previously, Mr. Konidaris held senior positions at a range of companies, including Group Vice President of the Global Pharmaceutical Group at Schering-Plough Corporation; Vice President of Finance for North America and Global Business Management at Pharmacia Corporation. Prior to his time at Pharmacia, Mr. Konidaris held senior finance management positions at several global pharmaceutical companies including Rhone-Poulenc Rorer, Novartis Corporation, and Bristol-Myers Squibb. Mr. Konidaris received his Master’s in Business Administration from Drexel University. He received his Bachelor of Science with a dual major in mathematics and finance at Gwynedd Mercy College, where he graduated with honors.

About Delcath Systems

Delcath Systems, Inc. is a specialty pharmaceutical and medical device company focused on oncology. Delcath’s proprietary system for chemosaturation is designed to administer high dose chemotherapy and other therapeutic agents to diseased organs or regions of the body, while controlling the systemic exposure of those agents. The Company’s initial focus is on the treatment of primary and metastatic liver cancers. In 2010, Delcath announced that its randomized Phase III clinical trial for patients with metastatic melanoma in the liver had successfully achieved the study’s primary endpoint of extended hepatic progression-free survival. The Company also completed a multi-arm Phase II trial to treat other liver cancers. The Company obtained authorization to affix a CE Mark for the Delcath Hepatic CHEMOSAT® delivery system in April 2011 and for the second generation hemofiltration cartridge for CHEMOSAT in April 2012. The right to affix the CE mark allows the Company to market and sell the CHEMOSAT system in Europe. The Company has not yet received FDA approval for commercial sale of its system in the United States. The Company continues with the preparation of its NDA submission and intends to seek FDA approval for commercial sale of its chemosaturation system with melphalan. For more information, please visit the Company’s website at www.delcath.com.

Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by the Company or on its behalf. This news release contains forward-looking statements, which are subject to certain risks and uncertainties that can cause actual results to differ materially from those described. Factors that may cause such differences include, but are not limited to, uncertainties relating to: the benefits of the Generation 2 CHEMOSAT system and market acceptance of the same, patient outcomes using the Generation 2 system, the timing of the supply and distribution of the CHEMOSAT system to early launch centers in Europe, the time required to build inventory and establish commercial operations in Europe, adoption, use and resulting sales, if any, for the Hepatic CHEMOSAT delivery system in the EEA, our ability to successfully commercialize the chemosaturation system and the potential of the chemosaturation system as a treatment for patients with terminal metastatic disease in the liver, acceptability of the Phase III clinical trial data by the FDA, our ability to address the issues raised in the Refusal to File letter received from the FDA and the timing of our re-submission of our NDA, re-submission and acceptance of the Company’s NDA by the FDA, approval of the Company’s NDA for the treatment of metastatic melanoma to the liver, adoption, use and resulting sales, if any, in the United States, approval of the current or future chemosaturation system for other indications, actions by the FDA or other foreign regulatory agencies, our ability to obtain reimbursement for the CHEMOSAT system, our ability to successfully enter into distribution and strategic partnership agreements in foreign markets and the corresponding revenue associated with such foreign markets, uncertainties relating to the results of research and development projects and future clinical trials, acceptance of our IND amendment, the timing and use, if any, of the line of credit from SVB, and our ability to access this facility, and uncertainties regarding our ability to obtain financial and other resources for any research, development and commercialization activities. These factors, and others, are discussed from time to time in our filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise these forward-looking statements to reflect events or circumstances after the date they are made.

Investor Contact:	Media Contact:
Gregory Gin/Doug Sherk	Janine McCargo
EVC Group	EVC Group
646-455-4801/415-896-6818	646-528-4034